UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Peabody Energy Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) on May 8, 2025.

The voting results for each matter voted on at the 2025 Annual Meeting are as set forth below:

1.

NOMINEES	FOR	AGAINST	ABSTAIN	Broker Non-vote
Bob Malone	76,507,457	2,200,531	189,569	16,744,969
M. Katherine Banks	76,993,271	1,757,816	146,470	16,744,969
Andrea E. Bertone	75,643,262	3,064,804	189,491	16,744,969
William H. Champion	76,936,034	1,769,922	191,601	16,744,969
Nicholas J. Chirekos	76,301,727	2,405,195	190,635	16,744,969
Stephen E. Gorman	75,464,667	3,242,371	190,519	16,744,969
James C. Grech	76,988,239	1,750,429	158,889	16,744,969
Joe W. Laymon	75,858,735	2,851,099	187,723	16,744,969

2.    At the Meeting, the vote to approve, on an advisory basis, the named executive officers’ compensation, was as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
72,392,587	6,260,142	244,828	16,744,969

3.    At the Meeting, the vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025, was as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
91,407,495	2,286,591	1,948,440	0

Pursuant to the foregoing: (1) each of the nine directors was elected to serve for a one-year term, (2) the compensation of the Company’s named executive officers was approved on an advisory basis, and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 12, 2025	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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